                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A into the Company's previously filed registration statements File No. 333-06821 on Form S-8, File No. 333-28323 on Form S-3, File No. 333-32447 on Form S-3, File No. 333-32448 on Form S-8 File No. 333-45973 on Form S-3, File No. 333-60041 on Form S-8, File No. 333-61013 on
Form S-3 and File No. 333-64937 on Form S-3.


                                                      /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
April 2, 1999